SPECIAL POWER OF ATTORNEY AND AFFIRMATION

 KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned,
hereby make, constitute, and appoint SCARLETT MAY and/or
MICHAEL MOORE, and/or either of them, with full power of
substitution, my true and lawful attorney-in-fact for me and in my name, place and stead, with full power to execute, and to do and perform all and every other act necessary to file
with the Securities and Exchange Commission timely reports of stock transactions by the undersigned involving the stock of
Ruby Tuesday, Inc.

 The rights, powers, and authority granted herein shall
commence and be in full force and effect on the date of the
execution hereof and thereafter until revoked, in writing, by
me.

 WITNESS my hand this 17th day of June, 2013.

 \s\ Todd Burrowes

STATE OF TENNESSEE
COUNTY OF BLOUNT

 I, the undersigned, a Notary Public in and for said
County and State, hereby certify that Todd Burrowes,
whose name is signed to the foregoing instrument, and who is known to me, acknowledged before me that, being informed of
the contents of said instrument, he executed the same
voluntarily on the day the same bears date.

    Given under my hand and seal this 17th day of June,
2013.

 Stamp

 \s\ Angela Jacobus

 NOTARY PUBLIC

My Commission Expires: September 25, 2016